                                                                     EXHIBIT 2.1








================================================================================



                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                            STRATOS LIGHTWAVE, INC.,


                            TUNDRA ACQUISITION CORP.,


                                       AND

                              TSUNAMI OPTICS, INC.


                             DATED JANUARY 22, 2002



================================================================================

                                TABLE OF CONTENTS

                                -----------------

ARTICLE I THE MERGER ..........................................................1
   1.1      Effective Time ....................................................1
   1.2      Closing ...........................................................1
   1.3      Effects of the Merger .............................................2
   1.4      Directors and Officers ............................................2
ARTICLE II CONVERSION OF SECURITIES ...........................................2
   2.1      Certain Definitions ...............................................2
   2.2      Conversion of Capital Stock .......................................4
   2.3      Exchange of Certificates ..........................................5
   2.4      Earn-Out Shares ...................................................7
   2.5      Dissenters' Rights ................................................8
   2.6      Certificate Legends ...............................................9
ARTICLE III REPRESENTATIONS AND WARRANTIES OF TSUNAMI .........................9
   3.1      Organization, Power and Qualification .............................9
   3.2      Tsunami Capital Structure .........................................9
   3.3      Subsidiaries .....................................................10
   3.4      Authorization ....................................................10
   3.5      No Violation .....................................................10
   3.6      Consents and Approvals ...........................................11
   3.7      Financial Statements .............................................11
   3.8      Absence of Undisclosed Liabilities ...............................11
   3.9      Accounts Receivable ..............................................12
   3.10     Inventories ......................................................12
   3.11     Absence of Certain Changes or Events .............................12
   3.12     Taxes ............................................................14
   3.13     Tangible Assets and Real Property ................................15
   3.14     Intellectual Property ............................................16
   3.15     Bank Accounts ....................................................18
   3.16     Material Contracts ...............................................18
   3.17     Labor Matters ....................................................19
   3.18     Trade Regulation .................................................19
   3.19     Environmental Matters ............................................20
   3.20     Employee Benefit Plans ...........................................20
   3.21     Legal Compliance .................................................21
   3.22     Employees and Consultants ........................................21
   3.23     Litigation .......................................................22
   3.24     Restrictions on Business Activities ..............................22
   3.25     Governmental Authorization .......................................22
   3.26     Insurance ....................................................... 22
   3.27     Interested Party Transactions ....................................22
   3.28     Returns and Warranties ...........................................23
   3.29     Customers and Suppliers ..........................................23
   3.30     Real Property Holding Corporation ................................23
   3.31     Corporate Documents ..............................................23

   3.32     No Misrepresentation .............................................24
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF STRATOS AND SUB .................24
   4.1      Organization, Power and Qualification ............................24
   4.2      Authorization ....................................................24
   4.3      No Violation .....................................................25
   4.4      Consents and Approvals ...........................................25
   4.5      SEC Filings; Financial Statements ................................25
   4.6      Stratos Capital Structure ........................................26
   4.7      No Material Adverse Change .......................................26
   4.8      S-8 Registration Statement .......................................26
   4.9      Securities Law Representations ...................................26
   4.10     No Misrepresentation .............................................27
ARTICLE V CONDUCT OF BUSINESS ................................................27
   5.1      Covenants of Tsunami .............................................27
   5.2      Cooperation ......................................................29
ARTICLE VI ADDITIONAL AGREEMENTS .............................................29
   6.1      No Solicitation ..................................................29
   6.2      Consents .........................................................30
   6.3      Access to Information ............................................30
   6.4      Notification of Certain Matters ..................................30
   6.5      Legal Conditions to Merger .......................................30
   6.6      Public Disclosure ................................................31
   6.7      Tax-Free Reorganization ..........................................31
   6.8      Nasdaq Quotation .................................................31
   6.9      Shareholder Approval .............................................31
   6.10     Form S-3 Registration Statement ..................................32
   6.11     Stock Options ....................................................34
   6.12     Stratos Plans ....................................................35
   6.13     Brokers or Finders ...............................................35
   6.14     Additional Agreements; Reasonable Efforts ........................36
   6.15     Expenses .........................................................36
   6.16     Affiliates Agreement .............................................36
   6.17     Tsunami Warrants and Bridge Loans ................................37
   6.18     Operation of Tsunami During Earn-Out Period ......................37
ARTICLE VII CONDITIONS TO MERGER .............................................37
   7.1      Conditions to Each Party's Obligation to Effect the Merger .......37
   7.2      Additional Conditions to Obligations of Stratos and Sub ..........38
   7.3      Additional Conditions to Obligations of Tsunami ..................39
ARTICLE VIII TERMINATION AND AMENDMENT .......................................39
   8.1      Termination ......................................................39
   8.2      Effect of Termination ............................................40
   8.3      Amendment ........................................................40
   8.4      Extension; Waiver ................................................40
ARTICLE IX INDEMNIFICATION ...................................................41
   9.1      Nature and Survival of Representations and Warranties ............41
   9.2      Recovery by Stratos ..............................................41

   9.3      Procedures for Recovery ..........................................41
   9.4      Defense of Third Party Claims ....................................42
   9.5      Manner of Recovery ...............................................43
   9.6      Appointment of Shareholders' Representative ......................43
ARTICLE X GENERAL PROVISIONS .................................................44
   10.1     Notices ..........................................................44
   10.2     Interpretation ...................................................45
   10.3     Counterparts .....................................................46
   10.4     Severability .....................................................46
   10.5     Entire Agreement .................................................46
   10.6     Assignment .......................................................46
   10.7     Third Party Beneficiaries ........................................46
   10.8     Waiver of Jury Trial .............................................47
   10.9     Governing Law ....................................................47

EXHIBITS:

         Exhibit A         Calculation of Earn-Out Consideration
         Exhibit B         Form of Affiliate Agreement
         Exhibit C         Form of Opinion of Silicon Valley Law Group
         Exhibit D         Form of Lock-Up Agreement
         Exhibit E         Form of Opinion of Lord, Bissell & Brook

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of January 22, 2002, by and among Stratos Lightwave, Inc., a Delaware corporation ("Stratos"), Tundra Acquisition Corp., a California corporation and wholly-owned subsidiary of Stratos ("Sub"), and Tsunami Optics, Inc., a California corporation ("Tsunami").

                                    RECITALS
                                    --------

     WHEREAS, the Boards of Directors of Stratos, Sub and Tsunami deem it advisable and in the best interests of each corporation and its respective shareholders that Stratos and Tsunami combine in order to advance the long-term business interests of Stratos and Tsunami;

     WHEREAS, the combination of Stratos and Tsunami shall be effected by the terms of this Agreement through a transaction (the "Merger") in which Sub will merge with and into Tsunami, Tsunami will become a wholly-owned subsidiary of Stratos, and the shareholders of Tsunami will become shareholders of Stratos; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1  Effective Time.
          --------------

     Subject to the provisions of this Agreement, an Agreement and Plan of Merger (the "Agreement of Merger") in such form as is required by the relevant provisions of the California General Corporation Law ("GCL") shall be duly prepared, executed and acknowledged by Sub and by Tsunami as the Surviving Corporation (as defined in Section 1.3(a)) and delivered to the California Secretary of State for filing, along with certificates of officers (the "Officers' Certificates") of the Constituent Corporations (as defined in Section 1.3(a)), as soon as practicable on or after the Closing Date (as defined in
Section 1.2). The Merger shall become effective upon the filing of the Agreement of Merger and the Officers' Certificates with the California Secretary of State (the "Effective Time").

     1.2  Closing.
          -------

     The closing of the Merger (the "Closing") will take place at 10:00 a.m., Central time, on a date to be specified by Stratos and Tsunami (the "Closing Date"), which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and

7.3(b) (other than the delivery of the officers' certificate referred to therein), provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing, at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois 60603, unless another date or place is agreed to in writing by Stratos and Tsunami.

     1.3  Effects of the Merger.
          ---------------------

     (a) At the Effective Time: (i) Sub shall be merged with and into Tsunami (the "Surviving Corporation") and the separate existence of Sub shall cease,
(ii) the Amended and Restated Certificate of Incorporation of Tsunami shall be amended and restated to read the same as the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, except that Article I of the amended and restated Articles of Incorporation of Tsunami, instead of reading the same as the Articles of Incorporation of Sub, shall read as follows:
"First: The name of the corporation is Tsunami Optics, Inc" and, as so amended and restated, such Articles of Incorporation shall be the amended and restated Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. (Sub and Tsunami are sometimes referred to herein as the "Constituent Corporations.")

     (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

     1.4  Directors and Officers.
          ----------------------

     The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each of whom will hold office in accordance with the amended and restated Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

     2.1  Certain Definitions.
          -------------------

     For purposes of this Agreement, the following terms shall have the meanings set forth below:

     (a) "Aggregate Liquidation Preference" shall mean the sum of (i) the Series A Liquidation Preference, and (ii) the Series B Liquidation Preference.

     (b) "Bridge Loans" shall mean those certain Convertible Promissory Notes issued by Tsunami to various holders on August 13, 2001 in the aggregate principal amount of $3,000,000.

     (c) "Earn-Out Consideration" shall mean the amount, as determined on Exhibit A hereto, not to exceed the lesser of: (i) $18,000,000, and (ii) the dollar value obtained by multiplying (A) 12,750,000, less the number of shares of Stratos Common Stock issued by Stratos to the holders of Tsunami Capital Stock pursuant to Section 2.2(c), by (B) the Stratos Earn-Out Share Price.

     (d) "Earn-Out Payment Date" shall mean the later of (i) March 15, 2003, or
(ii) five (5) days after the final determination of the amount of the Earn-Out Consideration as provided in Exhibit A hereto.

     (e) "Earn-Out Shares" shall have the meaning set forth in Section 2.4(a)

     (f) "Initial Stock Consideration" shall mean $20,000,000, less the Excess Tsunami Transactional Expenses, as determined pursuant to Section 6.15.

     (g) "Per Share Earn-Out Distribution" shall mean (i) the Earn-Out Consideration less the amount of Stratos Losses, if any, which the Stratos Group is entitled to recover in accordance with Article IX, divided by (ii) the Total Tsunami Common Share Equivalents.

     (h) "Per Share Residual Distribution" shall mean (i) the Initial Stock Consideration less the Aggregate Liquidation Preference, divided by (ii) the Total Tsunami Common Share Equivalents.

     (i) "Series A Liquidation Preference" shall mean $1.00 multiplied by the Total Series A Preferred Shares.

     (j) "Series B Liquidation Preference" shall mean $3.00 multiplied by the Total Series B Preferred Shares.

     (k) "Stratos Common Stock" shall mean the Common Stock, $.01 par value, of Stratos.

     (l) "Stratos Earn-Out Share Price" shall mean the average closing trading price per share of Stratos Common Stock on the Nasdaq National Market (the "NNM") for the twenty (20) trading days preceding the Earn-Out Payment Date.

     (m) "Stratos Share Price" shall mean $6.29.

  (n) "Substitute Options" shall mean options to purchase Stratos Common Stock issued in substitution of Tsunami Options pursuant to Section 6.12.

     (o) "Total Series A Preferred Shares" shall mean the number of shares of Tsunami Series A Preferred Stock outstanding immediately prior to the Effective Date (including the shares of Tsunami Series A Preferred Stock issuable upon the exercise of all outstanding Tsunami Warrants and any other rights to acquire Tsunami Series A Preferred Stock).

     (p) "Total Series B Preferred Shares" shall mean the number of shares of Tsunami Series B Preferred Stock outstanding immediately prior to the Effective Date (including the shares of Tsunami Series B Preferred Stock issuable upon the conversion of the Bridge Loans, the exercise of all outstanding Tsunami Warrants and any other rights to acquire Tsunami Series B Preferred Stock).

     (q) "Total Tsunami Common Share Equivalents" shall mean the number of shares of Tsunami Common Stock outstanding immediately prior to the Effective Time, on a fully-diluted, as converted basis, assuming that all outstanding shares of Tsunami Preferred Stock, all Tsunami Warrants, and any other rights to acquire Tsunami Capital Stock outstanding immediately prior to the Effective Time (other than Tsunami Options) are converted or exercised.

     (r) "Tsunami Capital Stock" shall mean, collectively, the Tsunami Common Stock and the Tsunami Preferred Stock.

     (s) "Tsunami Common Stock" shall mean the Common Stock, no par value, of Tsunami.

     (t) "Tsunami Options" has the meaning set forth in Section 2.2(d).

     (u) "Tsunami Preferred Stock" shall mean, collectively, the Tsunami Series A Preferred Stock and the Tsunami Series B Preferred Stock.

     (v) "Tsunami Series A Preferred Stock" shall mean the Series A Preferred Stock, no par value, of Tsunami.

     (w) "Tsunami Series B Preferred Stock" shall mean the Series B Preferred Stock, no par value, of Tsunami.

     (x) "Tsunami Warrants" shall mean all outstanding warrants to purchase Tsunami Capital Stock.

     2.2  Conversion of Capital Stock.
          ---------------------------

     As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Tsunami or capital stock of Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Stratos-Owned Stock. Any shares of Tsunami Capital Stock that are owned by Tsunami as treasury stock and any shares that are owned by Stratos, Sub or any other wholly-owned Subsidiary of Stratos shall be cancelled and retired and shall cease to exist and no stock of Stratos or other consideration shall be delivered in exchange therefor. All shares of Stratos Common Stock owned by Tsunami shall remain unaffected by the Merger.

     (c) Exchange Ratios for Tsunami Capital Stock. Subject to Sections 2.3 and 2.5, and other than shares, if any, to be cancelled in accordance with Section 2.2(b), each issued and outstanding share of Tsunami Capital Stock shall be converted into the right to receive that number of validly issued, fully-paid and nonassessable shares of Stratos Common Stock determined as follows:

          (i) each issued and outstanding share of Tsunami Series A Preferred Stock shall be converted into the right to receive the number of shares of Stratos Common Stock equal to: (A) $1.00 plus two hundred percent (200%) of the Per Share Residual Distribution, divided by (B) the Stratos Share Price (the "Class A Exchange Ratio").

          (ii) each issued and outstanding share of Tsunami Series B Preferred Stock shall be converted into the right to receive the number of shares of Stratos Common Stock equal to: (A) $3.00 plus the Per Share Residual Distribution, divided by (B) the Stratos Share Price (the "Class B Exchange Ratio").

          (iii) each issued and outstanding share of Tsunami Common Stock shall be converted into the right to receive the number of shares of Stratos Common Stock equal to: (A) the Per Share Residual Distribution, divided by
     (B) the Stratos Share Price (the "Common Stock Exchange Ratio").

     The Series A Exchange Ratio, Series B Exchange Ratio, and Common Stock Exchange Ratio are collectively referred to herein as the "Exchange Ratios." The Exchange Ratios shall be adjusted for any stock split, stock dividend or similar transaction effected between the date hereof and the Effective Time.

     (d) Tsunami Stock Options. At the Effective Time, all then outstanding options to purchase Tsunami Common Stock (the "Tsunami Options") issued under Tsunami's 2000 Stock Option Plan (the "Tsunami Option Plan") not exercised as of the Effective Time will be assumed by Stratos and converted into Substitute Options in accordance with Section 6.11.

     2.3  Exchange of Certificates.
          ------------------------

     The procedures for exchanging outstanding shares of Tsunami Capital Stock for Stratos Common Stock pursuant to the Merger are as follows:

     (a) Exchange Agent. At the Effective Time, Stratos shall cause to be deposited with an exchange agent designated by Stratos (the "Exchange Agent"), for the benefit of the holders of shares of Tsunami Capital Stock, for exchange in accordance with this Section 2.3, through the Exchange Agent, certificates representing the Stratos Common Stock issuable and payable to the holders of Tsunami Capital Stock pursuant to Section 2.2 (such shares of Stratos Common

Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), in exchange for outstanding shares of Tsunami Capital Stock.

     (b) Exchange Procedures. At the Closing or within ten (10) days thereafter, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Tsunami Capital Stock (each a "Certificate," and collectively, the "Certificates") whose shares were converted pursuant to
Section 2.2 into the right to receive shares of Stratos Common Stock: (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Stratos and Tsunami may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Stratos Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Stratos, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Stratos Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.2(c) and cash in lieu of fractional shares in accordance with Section 2.3(e), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Tsunami Capital Stock which is not registered in the transfer records of Tsunami, a certificate representing the shares of Stratos Common Stock to which the holder is entitled may be issued to a transferee if the Certificate representing such Tsunami Capital Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificates representing shares of Stratos Common Stock and cash in lieu of any fractional shares of Stratos Common Stock as contemplated by this Section 2.3.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Stratos Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Stratos Common Stock represented thereby and no cash payment in lieu of fractional shares payable to any such holder pursuant to subsection (e) below shall be paid until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Stratos Common Stock issued in exchange therefor, without interest, (i) the amount of any cash payable in lieu of a fractional share of Stratos Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Stratos Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Stratos Common Stock.

     (d) No Further Ownership Rights in Tsunami Capital Stock. All shares of Stratos Common Stock issued and paid upon the surrender for exchange of shares of Tsunami Capital Stock in accordance with the terms hereof (and any cash paid pursuant to subsection (e) of this Section 2.3) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Tsunami Capital Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Tsunami Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.3.

     (e) No Fractional Shares. No certificate or scrip representing fractional shares of Stratos Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Stratos. Notwithstanding any other provision of this Agreement, each holder of shares of Tsunami Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Stratos Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Stratos Common Stock multiplied by the Stratos Share Price or the Stratos Earn-Out Share Price, as applicable.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Tsunami after one year after the Effective Time shall be delivered to Stratos, upon demand, and any shareholders of Tsunami who have not previously complied with this Section 2.3 shall thereafter look only to Stratos for payment of their claim for Stratos Common Stock, any cash in lieu of fractional shares of Stratos Common Stock, and any dividends or distributions with respect to Stratos Common Stock.

     (g) No Liability. Neither Stratos nor Tsunami shall be liable to any holder of shares of Tsunami Capital Stock or Stratos Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Stratos shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Stratos Common Stock issuable in exchange therefor pursuant to the provisions of this
Article II, together with cash, if any, in lieu of fractional shares in accordance with Section 2.3(e) hereof. The Board of Directors of Stratos may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Stratos an indemnity agreement or bond against any claim that may be made against Stratos with respect to the Certificate alleged to have been lost, stolen or destroyed.

     2.4  Earn-Out Shares.
          ---------------

         (a) Subject to Section 2.5, and other than shares, if any, to be cancelled in accordance with Section 2.2(b), each issued and outstanding share of Tsunami Common Stock and Tsunami Preferred Stock shall have the right to receive, as additional consideration in the Merger, that number of validly issued, fully-paid and nonassessable shares of Stratos Common Stock determined as follows:

          (i) each issued and outstanding share of Tsunami Series A Preferred Stock shall have the right to the number of shares of Stratos Common Stock equal to: (A) two hundred percent (200%) of the Per Share Earn-Out Distribution, divided by (B) the Stratos Earn-Out Share Price.

          (ii) each issued and outstanding share of Tsunami Series B Preferred Stock shall have the right to receive the number of shares of Stratos Common Stock equal to: (A) the Per Share Earn-Out Distribution, divided by
     (B) the Stratos Earn-Out Share Price.

          (iii) each issued and outstanding share of Tsunami Common Stock shall have the right to receive the number of shares of Stratos Common Stock equal to: (A) the Per Share Earn-Out Distribution, divided by (B) the Stratos Earn-Out Share Price.

     The aggregate number of shares of Stratos Common Stock, if any, to be issued by Stratos pursuant to subclauses (i), (ii) and (iii) above are referred to as the Earn-Out Shares.

     (b) The Earn-Out Shares (and cash in lieu of fractional shares in accordance with Section 2.3(e)) shall be distributed by Stratos to the holders of Tsunami Common Stock and Tsunami Preferred Stock as soon as practicable after the Earn-Out Payment Date.

     (c) The contingent right of the holders of Tsunami Capital Stock immediately prior to the Effective Time to receive Earn-Out Shares pursuant to in this Section 2.4 will be neither negotiable nor assignable, except by operation of law.

     2.5  Dissenters' Rights.
          ------------------

     In the event the Merger becomes effective without the approval of the holders of 100% of the outstanding shares of Tsunami Capital Stock, any shares of Tsunami Capital Stock held by shareholders who properly exercise and perfect the dissenters' rights set forth in Chapter 13 of the GCL ("Dissenting Shares") shall not be converted pursuant to Sections 2.2 and 2.4, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the GCL. Stratos shall have the right to control all negotiations and proceedings with respect to the determination of the fair value of the Tsunami Capital Stock. Tsunami agrees that, without Stratos' prior written consent or as required under the GCL, it will not voluntarily make any payment with respect to, or determine or offer to determine, the fair value of the Tsunami Capital Stock. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the GCL, becomes entitled to payment of the fair value of Tsunami Capital Stock shall receive payment therefor (but only after the fair value therefor shall have been agreed upon or finally determined pursuant to the provisions of the GCL). In the event that any holder of Tsunami Capital Stock fails to make an effective demand for payment or otherwise loses his, her or its status as a Dissenting Shareholder, Stratos shall, as of the later of the Effective Time or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of his, her or its Certificate(s), the shares of Stratos Common Stock and cash, including any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Shareholder would have been entitled under Section 2.2.

     2.6  Certificate Legends.
          -------------------

     The shares of Stratos Common Stock to be issued pursuant to this Agreement shall not have been registered and shall be characterized as "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances. Each certificate evidencing shares of Stratos Common Stock to be issued pursuant to this Agreement shall bear such legends as Stratos deems necessary or appropriate to comply with the Securities Act and any other applicable federal and state laws.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF TSUNAMI

     Except as disclosed in the disclosure schedule provided to Stratos on or before the date of this Agreement (the "Tsunami Disclosure Schedule"), Tsunami represents and warrants to Stratos as follows:

     3.1  Organization, Power and Qualification.
          -------------------------------------

     Tsunami is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted. Tsunami is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect (as defined in Section 10.2(a)) on Tsunami. Tsunami has delivered true and correct copies of the amended and restated articles of incorporation and Bylaws of Tsunami, each as amended to date, to Stratos. Tsunami is not in violation of any of the provisions of its Amended and Restated Articles of Incorporation, Bylaws or other charter documents.

         3.2      Tsunami Capital Structure.
                  -------------------------

     (a) The authorized capital stock of Tsunami consists of 50,000,000 shares of Tsunami Common Stock and 3,400,000 shares of Tsunami Preferred Stock, consisting of 3,400,000 shares of Series A Preferred Stock. As of the date hereof, 9,289,367 shares of Tsunami Common Stock, and 3,103,000 shares of Tsunami Series A Preferred Stock are issued and outstanding and held of record by those persons set forth in the Tsunami Disclosure Schedule. All such outstanding shares of Tsunami Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance, in all material respects, with all applicable federal and state securities laws, and are not subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Tsunami or any agreement to which Tsunami is a party or by which it is bound. As of the date hereof, 4,280,633 shares of Tsunami Common Stock are reserved for issuance under the Tsunami Option Plan, of which an aggregate of 243,175 shares are subject to outstanding options held by those persons set forth in the Tsunami Disclosure Schedule. As of the date hereof, 250,000 shares of Tsunami Series A Preferred Stock are reserved for issuance upon the exercise of Tsunami Warrants. Resolutions to amend and restate Tsunami's articles of incorporation to increase the total number of authorized shares to 70,000,000, of which 50,000,000 shares will be common shares and 20,000,000 will be preferred shares, increasing the number of shares of Series A Preferred Stock to 7,000,000 and authorizing 13,000,000 shares of Series B Preferred Stock with a liquidation value of $3.00 per share have been duly approved and authorized by all necessary corporate action on the part of Tsunami as required by the GCL and will be filed with the California Secretary of State and become effective prior to the Closing.

     (b) Except as set forth in this Section 3.2 or the Tsunami Disclosure Schedule, there are (i) no equity securities of any class of Tsunami, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which Tsunami is a party or by which it is bound obligating Tsunami to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Tsunami or obligating Tsunami to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Tsunami's capital stock (i) between or among Tsunami and any of its shareholders or (ii) to Tsunami's knowledge, between or among any of Tsunami's shareholders.

     3.3  Subsidiaries.
          ------------

     Tsunami does not, directly or indirectly, own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     3.4 Authorization.
         -------------

     Tsunami has all requisite corporate power and authority to make, execute and deliver this Agreement and all other documents required to be executed and delivered by Tsunami hereunder, including the Agreement of Merger (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Tsunami is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by all necessary corporate action on the part of Tsunami, subject only to the approval of the Merger by Tsunami's shareholders as required by the GCL. This Agreement and the other Transaction Documents to which Tsunami is a party have been or will be duly executed and delivered by Tsunami and constitute or will constitute the valid and binding obligations of Tsunami, enforceable against Tsunami in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and
(ii) general principles of equity.

     3.5  No Violation.
          ------------

     The execution and delivery by Tsunami of this Agreement and the other Transaction Documents to which it is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the Amended and Restated Articles of Incorporation or Bylaws of Tsunami, (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which Tsunami is a party or by which Tsunami or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Tsunami or any of its properties or assets.

     3.6  Consents and Approvals.
          ----------------------

     No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") or any other party is required by or with respect to Tsunami in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger and Officer's Certificates with the California Secretary of State in accordance with the GCL, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Tsunami and would not prevent or alter or delay any of the transactions contemplated by this Agreement.

     3.7  Financial Statements.
          --------------------

     The Tsunami Disclosure Schedules include true and correct copies of the following financial statements: (i) the audited balance sheet of Tsunami, together with the related statements of operations, shareholders' equity and cash flows for the period from January 19, 2000 (inception) to December 31, 2000, and (ii) the unaudited balance sheet of Tsunami, together with the related statements of operations and cash flows at and for the twelve (12) month period ended December 31, 2001 (the "Balance Sheet Date") (collectively, the "Tsunami Financial Statements").

     The Tsunami Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except that the unaudited Tsunami Financial Statements do not contain footnotes. The Tsunami Financial Statements present fairly the financial position of Tsunami as of the respective dates and the results of its operations and cash flows for the periods indicated, subject, in the case of unaudited financial statements, to normal year-end audit adjustments, which adjustments will not be material to such statements either individually or in the aggregate. Tsunami maintains, and until the Effective Time will continue to maintain its current system of accounting established and administered in accordance with GAAP.

     3.8  Absence of Undisclosed Liabilities.
          ----------------------------------

     Tsunami does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of the Balance Sheet Date (the "Tsunami Balance Sheet") contained in the Tsunami Financial Statements, (ii) liabilities contemplated by this Agreement or described in the Tsunami Disclosure Schedule, and (iii) normal or recurring liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices.

     3.9  Accounts Receivable.
          -------------------

     The accounts receivable shown on the Tsunami Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the Tsunami Balance Sheet. The accounts receivable of Tsunami arising after the Balance Sheet Date and prior to the Closing Date arose, or will arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with GAAP and the past practices of Tsunami. None of such accounts receivable is subject to any known claim of offset or recoupment or counterclaim, and Tsunami has no knowledge of any specific facts that would be likely to give rise to any such claim. No amount of such accounts receivable is contingent upon the performance by Tsunami of any obligation and no agreement for deduction or discount has been made with respect to any such accounts receivable.

     3.10 Inventories.
          -----------

     The inventories shown on the Tsunami Balance Sheet or thereafter acquired by Tsunami consist of items of a quantity and quality usable or salable in the ordinary course of business. Since the Balance Sheet Date, Tsunami has continued to replenish inventories in a normal and customary manner consistent with past practices. Tsunami has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the supplies or component products required for the manufacture, assembly or production of its products. The value at which inventories are carried reflect the inventory valuation policy of Tsunami, which is consistent with its past practice and in accordance with GAAP. Due provision has been made on the books of Tsunami, consistent with past practices, to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

     3.11 Absence of Certain Changes or Events.
          ------------------------------------

     Since October 31, 2001, Tsunami has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, Tsunami has not:

          (a) suffered any event or occurrence that has had a Material Adverse Effect on Tsunami;

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on Tsunami;

          (c) granted any increase in the compensation payable or to become payable by Tsunami to its officers or employees;

          (d) declared, set aside or paid any dividend or made any

          other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

          (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock, other than shares of Tsunami Common Stock issued upon exercise of options outstanding under the Tsunami Option Plans as of the date of this Agreement;

          (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

          (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business;

          (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset;

          (i) entered into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business;

          (j) incurred any liability, except in the ordinary course of business and consistent with past practice;

          (k) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

          (l) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $10,000, or, in the aggregate, in excess of $25,000;

          (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

          (n) agreed to take any action described in this Section 3.11 or which would constitute a breach of any of the representations or warranties of Tsunami contained in this Agreement; or

          (o) taken any other action that would have required the consent of Stratos pursuant to Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

     3.12 Taxes.
          -----

     (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Tsunami has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Tsunami or its operations, such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law, and Tsunami has disclosed on its Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

     (c) Tsunami, as of the Closing Date, (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

     (d) Tsunami has not been delinquent in the payment of any Tax. There is no Tax deficiency outstanding or assessed or proposed against Tsunami that is not reflected as a liability on the Tsunami Balance Sheet or set forth on the Tsunami Disclosure Schedule, nor has Tsunami executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (e) The amount of Tsunami's liability for unpaid Taxes (whether actual or contingent) for all periods through the date hereof and the Closing Date does not and will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Tsunami Balance Sheet (other than Taxes which have accrued after the date of such Tsunami Balance Sheet).

     (f) Tsunami is not a party to any tax-sharing agreement or similar arrangement with any other party, and Tsunami has not assumed or agreed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

     (g) Tsunami's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Tsunami has not been notified of any request for such an audit or other examination.

     (h) Tsunami has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

     (i) Tsunami has made available to Stratos copies of all Returns filed for all periods since its inception.

     (j) Tsunami has never filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Tsunami.

     (k) Tsunami is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Tsunami that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code by Tsunami or Sub as an expense under applicable law.

     (l) Tsunami has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (m) Tsunami has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method.

     (n) None of Tsunami's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

     (o) Tsunami is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

     (p) Tsunami has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

     (q) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of Tsunami relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

     3.13 Tangible Assets and Real Property.
          ---------------------------------

     (a) Tsunami owns or leases all tangible assets and properties which are necessary to the conduct of its business as currently conducted or which are reflected on the Tsunami Balance Sheet or acquired since the Balance Sheet Date (the "Tangible Assets"). The Tangible Assets are in good operating condition and repair, subject to ordinary wear and tear. Tsunami has good and marketable title to all of the Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the Tsunami Balance Sheet Date in the ordinary course of business), free and clear of all Liens, except for Liens for current taxes not yet due and payable and those described in the Tsunami Disclosure Schedule. Assuming the due execution and delivery thereof by the other parties thereto, all leases of Tangible Assets to which Tsunami is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. The Tsunami Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been provided to Stratos.

     (b) Tsunami owns no real property. The Tsunami Disclosure Schedule sets forth a true and complete list of all real property leased by Tsunami. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. True and correct copies all such of real property leases have been provided to Stratos.

     3.14 Intellectual Property.
          ---------------------

     (a) Tsunami owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works and all processes, formulas, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Tsunami as currently being conducted, or as currently proposed to be conducted (all of which are referred to as the "Tsunami Intellectual Property Rights"), free and clear of all Liens. The foregoing representation as it relates to Licensed Intellectual Property (as defined below) is limited to Tsunami's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants Tsunami such rights to such intellectual property as are necessary to Tsunami's business as currently conducted or currently proposed to be conducted.

     (b) The Tsunami Disclosure Schedule contains an accurate and complete list of (i) all patents, patent applications, trademarks, trade names, service marks and registered copyrights and applications therefor included in the Tsunami Intellectual Property Rights, including the jurisdictions in which each such Tsunami Intellectual Property Right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all licenses, sublicenses, distribution agreements, options, rights (including marketing rights), and other agreements to which Tsunami is a party and pursuant to which any person is authorized to use any Tsunami Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any current product of, or product under development by, Tsunami (a "Tsunami Product") or any adaptation, translation or derivative work based on any Tsunami Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which

Tsunami is a party and pursuant to which Tsunami is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), which is used in the manufacture of, incorporated in or forms a part of any Tsunami Product (other than licenses for standard off-the-shelf software used in the conduct of Tsunami's business), (iv) all joint development agreements to which Tsunami is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Tsunami has obtained funding for research and development activities.

     (c) The execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right, license or Lien relating to any Tsunami Intellectual Property Rights, or right of termination, cancellation or acceleration of any Tsunami Intellectual Property Rights, or the loss or encumbrance of any Tsunami Intellectual Property Rights or material benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any Tsunami Intellectual Property Rights or otherwise impair the right of Tsunami or its customers to use the Tsunami Intellectual Property Rights in the same manner as such Tsunami Intellectual Property Rights are currently being used by Tsunami or the customers of Tsunami.

     (d) All patents and registered trademarks, service marks and copyrights issued to Tsunami which relate to any Tsunami Product are valid and subsisting. The manufacturing, marketing, licensing or sale of any Tsunami Product does not infringe any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party. Tsunami (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party and (ii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Tsunami Intellectual Property Rights or Licensed Intellectual Property. There is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the Tsunami Intellectual Property Rights to which Tsunami is a party or by which it is bound.

     (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Tsunami Product at any stage of its development were written, developed and created solely and exclusively by (i) Tsunami employees without the assistance of any third party or (ii) third parties who assigned ownership of their rights with respect thereto to Tsunami by means of valid and enforceable agreements, which are listed and described in the Tsunami Disclosure Schedule and copies of which have been provided to Stratos. Tsunami has at all times used commercially reasonable efforts to protect its trade secrets. None of the trade secrets of Tsunami have been published or disclosed by Tsunami or, to the knowledge of Tsunami, by any other person, to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

     (f) Tsunami is not, and, to Tsunami's knowledge, no other party to any licensing, sublicensing, distributorship or other similar arrangements with Tsunami relating to the Tsunami

Intellectual Property Rights is, in breach of or default under any material obligations under such arrangements.

     (g) To Tsunami's knowledge, no person is infringing on or otherwise violating any right of Tsunami with respect to any Tsunami Intellectual Property Rights.

     (h) Tsunami has not assigned, sold or otherwise transferred ownership of, or granted an exclusive license or right to use, any patent, patent application, trademark, mask work right or service mark.

     (i) Neither Tsunami nor any of its officers or employees has any patents issued or patent applications pending for any device, process, method, design or invention of any kind now used or needed by Tsunami in the furtherance of its business operations as currently being conducted or as currently proposed to be conducted by Tsunami, which patents or applications have not been assigned to Tsunami with such assignment duly recorded in the United States Patent Office or with the applicable foreign Governmental Entity.

     (j) Each person currently or formerly employed by Tsunami (including consultants and independent contractors, if any) that has or had access to confidential information of Tsunami has executed and delivered to Tsunami a confidentiality and non-disclosure agreement in one of the forms previously provided to Stratos. Neither the execution or delivery of any such agreement by any such person, nor the carrying on by any such person, as an employee, consultant or independent contractor, of Tsunami's business as currently conducted and as currently proposed to be conducted, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

     3.15 Bank Accounts.
          -------------

     The Tsunami Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Tsunami maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.


     3.16 Material Contracts.
          ------------------

     (a) Except as set forth on the Tsunami Disclosure Schedule, Tsunami is not a party or subject to any agreement, obligation or commitment, written or oral:

          (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to Tsunami in excess of $10,000, other than purchase orders issued in the ordinary course of business in amounts not in excess of $25,000;

          (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

          (iii) that restricts Tsunami from carrying on anywhere in the world its business or any portion thereof as currently conducted;

          (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

          (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

          (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

          (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the Tsunami Products;

          (viii) with any Governmental Entity or involving the provision of products or services to a Governmental Entity; or

          (ix) that is otherwise material to the business of Tsunami as currently being conducted, or as currently proposed to be conducted.

     (b) To Tsunami's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

     (c) Tsunami is not in default under or in breach or violation of any material contract, commitment or restriction to which Tsunami is a party or by which Tsunami or any of its properties or assets is bound or affected. To Tsunami's knowledge, no other party is in default under or in breach or violation of any material contract, commitment, or restriction to which Tsunami is a party or by which Tsunami or any of its properties or assets is bound or affected.

     3.17 Labor Matters.
          -------------

     Tsunami is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against Tsunami pending or, to Tsunami's knowledge, threatened before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending or, to Tsunami's knowledge, threatened against Tsunami. Tsunami is not now and has never been subject to any union organizing activities. Tsunami has not experienced any work stoppage or other labor difficulty. To Tsunami's knowledge, the consummation of the transactions contemplated by this Agreement will not have a material adverse effect on its relations with Tsunami employees.

     3.18 Trade Regulation.
          ----------------

     Tsunami has not terminated its relationship with or refused to ship Tsunami Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay Tsunami in excess of $10,000 over any consecutive twelve (12) month period. All of the prices charged by Tsunami in connection with the marketing or sale of any of its products or services have been in compliance, in all material respects, with all applicable laws and regulations. No claims have been asserted or, to Tsunami's knowledge, threatened against Tsunami with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind and to Tsunami's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

     3.19 Environmental Matters.
          ---------------------


     (a) As of the date hereof, no amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material"), is present, as a result of the actions or omissions of Tsunami or, to Tsunami's knowledge, as a result of any actions or omissions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Tsunami has at any time owned, operated, occupied or leased. To Tsunami's knowledge, no underground storage tanks are or were present under any property that Tsunami has at any time owned, operated, occupied or leased. Tsunami has never notified any Governmental Entity or third party, nor has Tsunami been required under any law, rule, regulation, order or agreement to notify any Governmental Entity or third party, of any spill or release of any Hazardous Material.

     (b) At all times, Tsunami has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, "Hazardous Materials Activities") in compliance with all laws, rules, regulations, orders or treaties promulgated by any Governmental Entity.

     (c) Tsunami currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such businesses is currently being conducted and is in material compliance with all such Environmental Permits. Except as set forth in the Tsunami Disclosure Schedule, no environmental report, closure activity, investigation or assessment, and no notification to or approval, consent or authorization from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials (including, without limitation, ISRA) is required to be obtained, either before or after the Effective Time, in connection with any of the transactions contemplated by this Agreement.

     (d) No action, proceeding, writ, injunction or claim is pending or, to the knowledge of Tsunami, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Tsunami. Tsunami is not aware of any fact or circumstance which could reasonably be expected to involve Tsunami in any environmental litigation or impose upon Tsunami any liability concerning Hazardous Materials Activities.

     3.20 Employee Benefit Plans.
          ----------------------

     (a) Tsunami has set forth in the Tsunami Disclosure Schedule a description of (i) all employee benefit plans, (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, which are or have been maintained, contributed to, or required to be contributed to by Tsunami or any affiliate of Tsunami, within the meaning of Sections 414(b), (c), (m) or (o) of the Code, for the benefit of, or relating to, any current or former employee of Tsunami or any such affiliate (individually, a "Tsunami Employee Plan," and collectively, the "Tsunami Employee Plans").

     (b) With respect to each Tsunami Employee Plan, Tsunami has made available to Stratos a true and correct copy of (i) such Tsunami Employee Plan and (ii) each trust agreement, group annuity contract and other plan document relating to such Tsunami Employee Plan.

     (c) Each Tsunami Employee Plan has been established and maintained in accordance with its terms and all applicable laws, including the Employee Retirement Income Security Act of 1974, as amended, and the Code. With respect to the Tsunami Employee Plans, individually and in the aggregate, no event has occurred, and, to Tsunami's knowledge, there exists no condition or set of circumstances in connection with which Tsunami could be subject to any liability which is not properly accrued on the Tsunami Balance Sheet.

     (d) With respect to the Tsunami Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements or books of Tsunami.

     (e) Tsunami is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Tsunami, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Tsunami of the nature contemplated by this Agreement, (iii) agreement with any officer of Tsunami providing any term of employment or compensation guarantee or for the payment of compensation in excess of $50,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.21 Legal Compliance.
          ----------------

     Tsunami has complied in all material respects, with, is not in violation of, and has not received any notices of violation with respect to, any statute, law or regulation (including, without limitation, those relating to environmental standards, immigration, wages and hours, civil rights, and occupational health and safety) applicable to the ownership or operation of its business.

     3.22 Employees and Consultants.
          -------------------------

     The Tsunami Disclosure Schedule contains a list of the names of all employees and consultants of Tsunami as of the date of this Agreement and their salaries or wages, other compensation, dates of employment and positions.

     3.23 Litigation.
          ----------

     There is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to Tsunami's knowledge, threatened against Tsunami or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Tsunami or, to its knowledge, any of its directors or officers (in their capacities as such) that could prevent, enjoin or alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Tsunami.

     3.24 Restrictions on Business Activities.
          -----------------------------------

     There is no agreement, judgment, injunction, order or decree binding upon Tsunami which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Tsunami, any acquisition of property by Tsunami or the conduct of business by Tsunami as currently being conducted or as currently proposed to be conducted.

     3.25 Governmental Authorization.
          --------------------------

     Tsunami has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of Tsunami (collectively, the "Tsunami Authorizations"), and all of such Tsunami Authorizations are in full force and effect.

     3.26 Insurance.
          ---------

     The Tsunami Disclosure Schedule contains a list of all insurance policies currently in effect and applicable to Tsunami. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Tsunami is otherwise in compliance with the terms of such policies. Tsunami has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.27 Interested Party Transactions.
          -----------------------------

     (a) No director or officer of Tsunami nor, to Tsunami's knowledge, any shareholder of Tsunami, has any interest in (i) any equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the Tsunami Intellectual Property Rights, used in connection with or pertaining to the business of Tsunami, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the Tsunami Products, (iii) any entity that competes with Tsunami, or with which Tsunami is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which Tsunami is a party; provided, however, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than one percent (1%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or quoted on the NNM.

     (b) Except as contemplated by the Transaction Documents or otherwise set forth in the Tsunami Disclosure Schedule, Tsunami is not a party to any (i) agreement with any officer or other employee of Tsunami the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Tsunami in the nature of any of the transactions contemplated by this Agreement, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.


     3.28 Returns and Warranties.
          ----------------------

     Each product manufactured or sold by Tsunami has been produced in conformity with all applicable contractual commitments and specifications and all express and implied warranties (collectively, "Warranties"), and neither Tsunami has, nor is there any basis for any present or future action, suit, proceeding, hearing, investigation, charge complaint, claim or demand giving rise to any liability or other damages in connection with any Warranties. Except as disclosed in the Tsunami Disclosure Schedule, (i) no Tsunami customer has any right to return any products for credit or refund pursuant to any formal or informal policy or practice of Tsunami, and (ii) Tsunami has not given any express or implied warranties in connection with the sale of any Tsunami Product.

     3.29 Customers and Suppliers.
          -----------------------

     The Tsunami Disclosure Schedule sets forth a separate list of the twenty
(20) largest customers of Tsunami in terms of sales during the 2001 calendar year, and the ten (10) largest suppliers to Tsunami during the 2001 calendar year, showing in each case the approximate total sales and purchases by or from each such customer or supplier during such period.

     Since October 31, 2001, there has not been any material adverse change in the business relationship of Tsunami with any such named customer or supplier, or any other customer or supplier that is material to Tsunami's business, and there are no other customers or suppliers, respectively, who accounted for more than 5% of sales or purchases, respectively, by Tsunami during the period shown. To Tsunami's knowledge, no customer listed on the Tsunami Disclosure Schedule intends to cease purchasing from or dealing with Stratos or Tsunami after the Closing nor intends to alter in any material respect the amount of such purchases or the extent of dealings with Tsunami after the Closing.

     3.30 Real Property Holding Corporation.
          ---------------------------------

     Tsunami is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     3.31 Corporate Documents.
          -------------------

     Tsunami has furnished to Stratos, or its representatives, for its examination (i) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the Board of Directors and any committees thereof and (ii) all permits, orders, and consents issued by any Governmental Entity with respect to Tsunami. The corporate minute books and other corporate records of Tsunami are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction. Tsunami has delivered or made available to Stratos or its representatives true and complete copies of all documents which are referred to in this Article III or in the Tsunami Disclosure Schedule.

     3.32 No Misrepresentation.
          --------------------

     No representation or warranty by Tsunami in this Agreement, the Tsunami Disclosure Schedules, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Tsunami pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF STRATOS AND SUB

     Stratos and Sub, jointly and severally, represent and warrant to Tsunami as follows:

     4.1  Organization, Power and Qualification.
          -------------------------------------

     Each of Stratos and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted. Each of Stratos and Sub is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Stratos. Stratos is not in violation of any of the provisions of its restated certificate of incorporation or bylaws as amended to date.

     4.2  Authorization.
          -------------

     Each of Stratos and Sub has all requisite corporate power and authority to make, execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Stratos or Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by all necessary corporate action on the part of Stratos and Sub, respectively. This Agreement and the other Transaction Documents to which Stratos and/or Sub are a party have been or will be duly executed and delivered by Stratos and/or Sub, as applicable, and constitute or will constitute the valid and binding obligations of Stratos and/or Sub, enforceable against Stratos and/or Sub, as the case by be, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity.

     4.3  No Violation.
          ------------

     The execution and delivery by each of Stratos and Sub of this Agreement and the other Transaction Documents to which it is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby will not,
(i) conflict with, or result in any violation or breach of any provision of the restated certificate of incorporation or bylaws of Stratos or the articles of incorporation or bylaws of Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Stratos or Sub is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Stratos or Sub or any of its properties or assets.

     4.4  Consents and Approvals.
          ----------------------

     No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other party is required by or with respect to Stratos or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger and Officer's Certificates with the California Secretary of State in accordance with the GCL, (ii) if required, the filing of a report on Form 8-K with the Securities and Exchange Commission (the "SEC"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or be reasonably likely to have a Material Adverse Effect on Stratos.


     4.5  SEC Filings; Financial Statements.
          ---------------------------------

     (a) Stratos has timely filed and made available to Tsunami all forms, reports and documents required to be filed by Stratos with the SEC since April 30, 2001, other than registration statements on Form S-8 (collectively, the "Stratos SEC Reports"). Each of the Stratos SEC Reports: (i) at the time it was filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Stratos SEC Report or necessary in order to make the statements in such Stratos SEC Report, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Stratos SEC Reports, including any Stratos SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or will present fairly, in all material respects, the consolidated financial position of Stratos and its Subsidiaries as of the respective dates, and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

     4.6  Stratos Capital Structure.
          -------------------------

     (a) The authorized capital stock of Stratos consists of 200,000,000 shares of Stratos Common Stock and 5,000,000 shares of preferred stock, $0.01 par value (the "Stratos Preferred Stock"). As of October 31, 2001, 64,092,307 shares of Stratos Common Stock, and no shares of Stratos Preferred Stock were issued and outstanding. All such outstanding shares of Stratos Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and have been issued in compliance, in all material respects, with all applicable federal and state securities laws (other than the securities class action lawsuits described in the Stratos SEC Reports as to which no representation is given).

     (b) The shares of Stratos Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     4.7  No Material Adverse Change.
          --------------------------

     Since the date of the last Stratos SEC Report, their has not been any Material Adverse Effect on Stratos.

     4.8  S-8 Registration Statement.
          --------------------------

     A registration statement on Form S-8 under the Securities Act has been filed by Stratos with the SEC registering the issuance of Stratos Common Stock pursuant to the Stratos 2000 Stock Option Plan and will cover shares of Stratos Common Stock issued upon the exercise of Substitute Options issued pursuant to
Section 6.11 hereof.

     4.9  Securities Law Representations.
          ------------------------------

     Stratos has a preexisting business relationship with Tsunami. Stratos is an "accredited investor" as such term is defined under Regulation D of the Securities Act. Stratos is acquiring the Tsunami Capital Stock for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

     4.10 No Misrepresentation.
          --------------------

     No representation or warranty by Stratos or Sub in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Stratos pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                               CONDUCT OF BUSINESS

     5.1  Covenants of Tsunami.
          --------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Tsunami agrees (except to the extent that Stratos shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, to pay or perform its other obligations when due (subject to good faith disputes with respect to such obligations), and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Tsunami shall promptly notify Stratos of any event or occurrence not in the ordinary course of business of Tsunami where such event or occurrence would result in a breach of any covenant of Tsunami set forth in this Agreement or cause any representation or warranty of Tsunami set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, or set forth on the Tsunami Disclosure Schedule, Tsunami shall not, without the prior written consent of Stratos:

     (a) Grant or accelerate, amend or change the period of vesting or exercisability of options, stock appreciation rights, stock purchase rights or restricted stock granted under any employee stock plan of Tsunami or authorize cash payments in exchange for, or in settlement of, any options or other rights granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

     (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Tsunami Intellectual Property Rights;

     (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

     (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Series A Preferred Stock or shares of Series B Preferred Stock upon the exercise of the Tsunami Warrants or conversion of the Bridge Loans as contemplated by Section 6.17 hereof;

     (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

     (f) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Tsunami, except for transactions entered into in the ordinary course of business;

     (g) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, stock appreciation right, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

     (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

     (j) Amend or propose to amend its Amended and Restated Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

     (k) Incur or commit to incur any individual capital expenditure in excess of $10,000 or aggregate capital expenditures in excess of $25,000, in addition to the existing commitments set forth in the Tsunami Disclosure Schedule;

     (l) Enter into or amend any agreements or amendments to existing agreements pursuant to which any third party is granted exclusive marketing or distribution rights with respect to any Tsunami Product;

     (m) Amend or terminate any contract, agreement or license to which it is a party, except in the ordinary course of business;

     (n) Waive or release any material right or claim, except in the ordinary course of business;

     (o) Make, change or revoke any other material election with respect to Taxes or enter into or amend any material agreement or settlement with any taxing authority;

     (p) Initiate any litigation or arbitration proceeding; or

     (q) Agree, in writing or otherwise, to take any of the actions described in paragraphs (a) through (p) above, or any action which is reasonably likely to make any of Tsunami's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     5.2  Cooperation.
          -----------

     Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Stratos and Tsunami shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1  No Solicitation.
          ---------------

     (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Tsunami shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Tsunami, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Tsunami Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Tsunami Acquisition Proposal, or (iii) agree to, approve or recommend any Tsunami Acquisition Proposal.

     (b) Tsunami shall notify Stratos no later than twenty-four (24) hours after receipt by Tsunami (or its advisors) of any Tsunami Acquisition Proposal or any request for nonpublic information in connection with a Tsunami Acquisition Proposal or for access to the properties, books or records of Tsunami by any person or entity that informs Tsunami that it is considering making, or has made, a Tsunami Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     6.2  Consents.
          --------

     Each of Stratos and Tsunami shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of Stratos' or Tsunami's material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

     6.3  Access to Information.
          ---------------------

     Upon reasonable notice, Tsunami shall afford to the officers, employees, accountants, counsel and other representatives of Stratos, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Tsunami shall furnish promptly to Stratos or its representatives all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will treat any such information which is nonpublic in confidence in accordance with the confidentiality letter dated July 19, 2001(the "Confidentiality Agreement") between Stratos and Tsunami, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. No information or knowledge obtained in any investigation pursuant to this
Section 6.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     6.4  Notification of Certain Matters.
          -------------------------------

     Tsunami shall give prompt notice to Stratos, and Stratos shall give prompt notice to Tsunami, of the occurrence (or non-occurrence) of any event of which Tsunami or Stratos, respectively, has knowledge, the occurrence (or non-occurrence) of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and of the occurrence of any material failure of either party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that (i) delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available to either party hereunder and (ii) shall not constitute an admission by the party delivering such notice that any such representation or warranty has been breached. No disclosure by Tsunami pursuant to this Section 6.4, however, shall be deemed to amend or supplement the Tsunami Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty of breach of contract.

     6.5  Legal Conditions to Merger.
          --------------------------

     Each of Stratos and Tsunami will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of Stratos and Tsunami will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by Tsunami, Stratos or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and to enable the Closing to occur as promptly as practicable.

     6.6  Public Disclosure.
          -----------------

     Stratos and Tsunami shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules or regulations of the SEC or the NNM.

     6.7  Tax-Free Reorganization.
          -----------------------

     Stratos and Tsunami each intend that the Merger shall qualify for treatment as a reorganization within the meaning of Section 368(a) of the Code. Stratos and Tsunami each agree to refrain from taking any action inconsistent with such intended treatment.

     6.8  Nasdaq Quotation.
          ----------------

     Stratos shall use its best efforts to cause the shares of Stratos Common Stock to be issued in the Merger to be approved for quotation on the NNM, subject to official notice of issuance, prior to the Closing Date.

     6.9  Shareholder Approval.
          --------------------

     (a) Tsunami shall, as promptly as possible but not later than three (3) days following the execution of this Agreement, submit this Agreement and the transactions contemplated hereby to the Tsunami shareholders for approval and adoption as provided by California law and its Articles of Incorporation and Bylaws. Tsunami shall use its best efforts to solicit and obtain the consent of the Tsunami shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable and, in any event, on or before February 15, 2002. Tsunami shall ensure that any meeting of the Tsunami shareholders called for the purpose of approving the Merger and this Agreement, or the solicitation of written consents of the Tsunami shareholders without a meeting, is conducted, and that all proxies solicited by Tsunami in connection with any such meeting are solicited, in compliance with applicable law and the Tsunami charter documents. Tsunami's obligation to call, give notice of, convene and hold a shareholders' meeting, or to solicit the written consent of its shareholders without a meeting, in accordance with this provision shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Tsunami of any Tsunami Acquisition Proposal.

     (b) Prior to or at the time of the initial solicitation of Tsunami's shareholders, Tsunami shall prepare and provide to its shareholders a solicitation statement ("Solicitation Statement") describing this Agreement and the transactions contemplated hereby and thereby for the purpose of soliciting the approval of Tsunami shareholders. The Solicitation Statement shall constitute a disclosure document for the offer and issuance of shares of Stratos Common Stock to be received by the holders of Tsunami Capital Stock in the Merger. Stratos and Tsunami shall each use reasonable commercial efforts to cause the Solicitation Statement to comply with applicable federal and state securities laws requirements. Each of Stratos and Tsunami will reasonably cooperate with the other in connection with the preparation of the Solicitation Statement and agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Solicitation Statement or in any amendments or supplements thereto, which information shall be true and correct in all material respects without the omission of any material fact which is required to make such information not false or misleading. Tsunami will promptly advise Stratos, and Stratos will promptly advise Tsunami, in writing if at any time prior to the Effective Time either Tsunami or Stratos shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Solicitation Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Solicitation Statement shall contain the unanimous recommendation of the Board of Directors of Tsunami that the Tsunami shareholders approve the Merger and this Agreement and the unanimous conclusion of the Board of Directors of Tsunami that the terms and conditions of the Merger are fair and reasonable to the Tsunami shareholders. Anything to the contrary contained herein notwithstanding, Tsunami shall not include in the Solicitation Statement any information with respect to Stratos or its affiliates or associates, the form and content of which information shall not have been approved by Stratos prior to such inclusion.

     6.10 Form S-3 Registration Statement
          -------------------------------

     (a) Stratos shall use its best efforts to cause the shares of Stratos Common Stock issued in the Merger (the "Registrable Securities") to be registered under the Securities Act so as to permit the resale thereof and in connection therewith shall use its best efforts to prepare and file with the SEC within thirty (30) days following the Closing Date, and shall use its best efforts to cause to become effective no later than sixty (60) days thereafter, a registration statement (the "Registration Statement") on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable Securities; provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to Stratos and take all such action as may be required in order to permit Stratos to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Stratos pursuant to this Section 6.10. Stratos shall not be required to effect more than one (1) registration under this Section 6.10. The offering made pursuant to such registration shall not be underwritten.

     (b) Notwithstanding Section 6.10(a), Stratos shall be entitled to postpone the filing or declaration of effectiveness of the Registration Statement for a reasonable period of time up to sixty (60) calendar days after the deadlines therefore set forth in Section 6.10(a), if Stratos determines that there exists material nonpublic information about Stratos which would be required by the Securities Act to be disclosed in the Registration Statement, the disclosure of which, in the good faith determination of the Board of Directors of Stratos, would be detrimental to Stratos.

     (c) Subject to the limitations of Section 6.10(b), Stratos shall: (i) prepare and file the Registration Statement with the SEC in accordance with
Section 6.10(a) with respect to the Registrable Securities and shall use its best efforts to cause the Registration Statement to become effective as promptly as practicable after filing and to keep the Registration Statement effective until one (1) year after the Effective Time; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until one (1) year after the Effective Time; and (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold.

     (d) Notwithstanding any other provision of this Section 6.10, Stratos shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities pursuant to the Registration Statement whenever, and for so long as, in the reasonable judgment of Stratos in good faith after consultation with counsel, there is or may be in existence material undisclosed information or events with respect to Stratos (the "Suspension Right"). In the event Stratos exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Stratos and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Stratos after consultation with counsel. Stratos will use all reasonable efforts to limit the length of the suspension to thirty (30) calendar days or less. Stratos agrees to notify the Holders promptly upon termination of the suspension.

     (e) Stratos will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act against all expenses, claims, losses, damages or liabilities (or actions an respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance effected pursuant to this Section 6.10, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by Stratos of any rule or regulation promulgated under the Securities Act or the Exchange Act in connection with any such registration, qualification or compliance, and Stratos will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that Stratos will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Stratos by such Holder or controlling person and specifically for use therein.

     (f) It shall be a condition to Stratos' obligations hereunder to register the Registrable Securities of any Holder that such Holder agrees to indemnify Stratos, each of Stratos' directors and officers, each person who controls Stratos within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Stratos, such other Holders, directors, officers, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Stratos by such Holder specifically for use therein.

     (g) Each party entitled to indemnification under Section 6.10(e) or 6.10(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to differing or potentially differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 6.8(e) or 6.8(f) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     6.11 Stock Options.
          -------------

     (a) At the Effective Time, each outstanding Tsunami Option which has not been exercised prior to the Closing, whether vested or unvested, shall be substituted for an option (a "Substitute Option") to acquire such number of shares of Stratos Common Stock which the holder of such Tsunami Option would have been entitled to receive pursuant to the Merger at the Common Stock Exchange Ratio had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole share), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price of the Tsunami Common Stock purchasable pursuant to such Tsunami Option immediately prior to the Effective Time divided by (ii) the number of full shares of Stratos Common Stock purchasable pursuant to the Substitute Option. Each Substitute Option shall be granted pursuant to the terms and conditions of the Stratos 2000 Stock Plan, except that the vesting schedule of each Substitute Option shall be the same as the vesting schedule set forth in the option agreement for each Tsunami Option and such vesting schedule shall not be accelerated in contemplation of or as a consequence of the Merger.

     (b) Each Substitute Option shall be evidenced by a written stock option agreement reflecting the terms set forth in Section 6.11(a) and delivered to the former holders of Tsunami Options as soon as practicable following the Effective Time. Stratos shall take such actions as may be appropriate under the Code and the regulations thereunder to cause the Substitute Options granted for Tsunami Options which qualified as incentive stock options immediately prior the Effective Time to qualify as incentive stock options, to the extent permitted under the Code and the regulations thereunder.

     (c) In addition, Stratos shall grant an aggregate of 500,000 options to acquire Stratos Common Stock to Tsunami employees who remain employed at the Closing on terms substantially similar to the Stratos 2000 Stock Option Plan.

     6.12 Stratos Plans.
          -------------

     All Tsunami employees who remain employees of Stratos, Tsunami or any other Subsidiary of Stratos following the Effective Time shall be entitled to participate in all employee benefit plans and programs (the "Stratos Plans") that are available to other Stratos employees holding comparable positions. To the extent permitted by the Stratos Plans, each participant shall be given full credit for such participant's period of continuous service with Tsunami prior to the Effective Time. In the case of medical and health insurance coverage, Stratos shall cause the Surviving Corporation to continue to insure Tsunami employees under Tsunami's existing insurance plans or provide them with the opportunity to participate in Stratos Plans providing generally comparable medical and health insurance coverage.

     6.13 Brokers or Finders.
          ------------------

     Each of Stratos and Tsunami represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for U.S. Bancorp Piper Jaffray, Inc., financial advisor to Stratos and CIBC World Markets, Inc., financial advisor to Tsunami. Subject to Section 6.15, each of Stratos and Tsunami agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

     6.14 Additional Agreements; Reasonable Efforts.
          -----------------------------------------

     Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     6.15 Expenses.
          --------

     The parties shall each pay their own accounting, financial advisory and legal fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event the Merger is consummated, up to $1,000,000 of the financial advisory and legal fees and expenses incurred by Tsunami (whether paid or accrued) relating to the negotiation, preparation and carrying out of this Agreement and the transactions contemplated hereby (the "Tsunami Transaction Expenses") shall be paid by Tsunami. Tsunami shall cause its financial advisor and legal counsel to prepare and deliver final invoices for all fees and expenses relating to the transactions contemplated by this Agreement at the Closing. In the event that the amount of the Tsunami Transaction Expenses exceeds $1,000,000, such excess (the "Excess Tsunami Transaction Expenses") shall be taken into account when determining the amount of the Initial Stock Consideration as provided in Section 2.1 hereof.

     6.16 Affiliates Agreement.
          --------------------

     Schedule 6.16 sets forth those persons who, in Tsunami's reasonable judgment are or may be "affiliates" of Tsunami within the meaning of Rule 145 (each such person a "Tsunami Affiliate"). Tsunami shall provide Stratos such information and documents as Stratos shall reasonably request for purposes of reviewing such list. Tsunami shall deliver or cause to be delivered to Stratos, promptly following the execution of this Agreement (and in any case prior to the Closing) from each of the Tsunami Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit B. Stratos shall be entitled to place appropriate legends on the certificates evidencing any Stratos Common Stock to be received by such Tsunami Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Stratos Common Stock, consistent with the terms of such Affiliate Agreements.

     6.17 Tsunami Warrants and Bridge Loans.
          ---------------------------------

     Tsunami shall exercise commercially reasonable efforts to cause (i) all Tsunami Warrants that are outstanding as of the date hereof to be exercised in full prior to the Effective Time, and shall cause the cash exercise price therefore, if any, to be paid to Tsunami, and (ii) the Bridge Loans and any other outstanding debt that is convertible into shares of Tsunami Capital Stock to be converted in full prior to the Effective Time.

     6.18 Operation of Tsunami During Earn-Out Period.
          -------------------------------------------

     During the Earn-Out Period (as defined on Exhibit A), Stratos agrees that Tsunami will be operated as a separate subsidiary or operating division of Stratos at its present locations in Mountain View, California, or at another location within Santa Clara County, California or any contiguous County thereto. Until the earlier of the end of the Earn-Out Period or the termination of his employment with Tsunami, James P. Campbell shall have the discretion to manage the day-to-day operations of Tsunami, provided such business affairs and operations are managed in the ordinary course and in a manner consistent with the budgets and other guidelines establish by Stratos and Campbell as provided herein. An initial budget for Tsunami's operations during the Earn-Out Period as agreed to by Stratos and Campbell is attached as part of Exhibit A hereto. Assuming that Tsunami performs substantially as indicated in such budget, Stratos agrees to permit Tsunami to operate its business in the ordinary course and will provide it with funds reasonably necessary to fund its operations pursuant to said budget. During the Earn-Out Period, Campbell and the Chief Financial Officer of Stratos shall review Tsunami's operating results on a monthly basis. Stratos shall have the right, after consultation with Campbell, to make such adjustments and changes in Tsunami's budget during the Earn-Out Period as it determines in good faith and its reasonable business judgment are required to be made in the best interests of Stratos.


                                   ARTICLE VII
                              CONDITIONS TO MERGER

     7.1  Conditions to Each Party's Obligation to Effect the Merger.
          ----------------------------------------------------------

     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of the requisite number of outstanding shares of Tsunami Common Stock and Tsunami Preferred Stock.

     (b) All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on Stratos or Tsunami or a material adverse effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Stratos' conduct or operation of the business of Stratos or Tsunami after the Merger shall have been issued, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     7.2  Additional Conditions to Obligations of Stratos and Sub.
          -------------------------------------------------------

     The obligation of Stratos and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Stratos:

     (a) The representations and warranties of Tsunami set forth in this Agreement, including the Tsunami Disclosure Schedule, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, and (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period; and Stratos shall have received a certificate to such effect signed on behalf of Tsunami by the chief executive officer of Tsunami.

     (b) Tsunami shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Stratos shall have received a certificate to such effect signed on behalf of Tsunami by the chief executive officer of Tsunami.

     (c) Stratos shall have received from Tsunami written evidence that the execution, delivery and performance of Tsunami's obligations under this Agreement have been duly and validly approved and authorized by the Board of Directors and the shareholders of Tsunami.

     (d) From the date of this Agreement through the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect on Tsunami.

     (e) Stratos shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of Tsunami, as set forth on Schedule 7.2(e) hereto.

     (f) Stratos shall have received satisfactory assurance, as determined by Stratos in good faith, that at least 90% of the Tsunami employees will remain employed by the Surviving Corporation after the Merger.

     (g) The Merger shall have been approved by the affirmative vote of the holders of not less than 95% of the outstanding shares of Tsunami Common Stock and Tsunami Preferred Stock.

     (h) Stratos shall have received a legal opinion from Silicon Valley Law Group, counsel to Tsunami, substantially in the form of Exhibit C hereto.

     (i) Stratos shall have received from each of the affiliates of Tsunami an executed Affiliate Agreement.

     (j) Stratos shall have received from the holders of at least 75% of the holders of shares of Stratos Common Stock to be issued in the Merger an executed Lock-Up Agreement in the form attached as Exhibit D hereto.

     (k) All Tsunami Warrants shall have been duly exercised and all of the Bridge Loans or other convertible debt shall have been duly converted into Tsunami Capital Stock.

     (l) Stratos shall have determined in its reasonable discretion that the issuance of the Stratos Common Stock to the Tsunami shareholders shall be exempt from registration under applicable federal and state securities laws.

     (m) Stratos shall have received such other documents as counsel for Stratos and Sub shall reasonably request.

     7.3  Additional Conditions to Obligations of Tsunami.
          -----------------------------------------------

     The obligation of Tsunami to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Tsunami:

     (a) The representations and warranties of Stratos and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, and (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period; and Tsunami shall have received a certificate to such effect signed on behalf of Stratos by the chief financial officer of Stratos.

     (b) Stratos and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Tsunami shall have received a certificate to such effect signed on behalf of Stratos by the chief financial officer of Stratos.

     (c) Tsunami shall have received from Stratos and Sub written evidence that the execution, delivery and performance of Stratos' obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors of Stratos and Sub.

     (d) Tsunami shall have received a legal opinion from Lord, Bissell & Brook, counsel to Stratos, substantially in the form of Exhibit E hereto.

     (e) Tsunami shall have received such other documents as counsel for Tsunami shall reasonably request.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.1  Termination.
          -----------

     This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(e), by written notice by the terminating party to the other party):

     (a)  by the mutual written consent of Stratos and Tsunami;

     (b) by either Stratos or Tsunami if the Merger shall not have been consummated by February 28, 2002; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breached any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

     (c) by either Stratos or Tsunami if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.5 of this Agreement; or

     (d) by Stratos or Tsunami, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.2(a) or (b) (in the case of termination by Stratos) or 7.3(a) or (b) (in the case of termination by Tsunami) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

     8.2 Effect of Termination.
         ---------------------

     In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Stratos or Tsunami or their respective officers, directors, shareholders or Affiliates, except to the extent that such termination results from the breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 6.13 and 6.15 of this Agreement, the confidentiality provisions set forth herein and in the Confidentiality Agreement and the non-competition provisions set forth in the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment.
          ---------

         This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Tsunami, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver.
          -----------------

     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1  Nature and Survival of Representations and Warranties.
          -----------------------------------------------------

     If the Merger occurs, all of the representations and warranties contained in this Agreement and the Tsunami Disclosure Schedules shall survive the Closing Date as provided below. No action may be brought with respect to this Agreement or the transactions contemplated hereby unless (i) an Indemnification Claim is made under Section 9.3 on or before the Earn-Out Payment Date (the "Termination Date") or (ii) except for claims under Section 9.2(d), as allowed by law.

     9.2  Recovery by Stratos.
          -------------------

     (a) Subject to the terms and conditions contained herein, Stratos, its officers, directors, employees and attorneys, all Subsidiaries and Affiliates of Stratos, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Stratos Group") shall be entitled to reduce the Earn-Out Consideration for and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Stratos Group may sustain or incur which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by Tsunami in this Agreement, including the Tsunami Disclosure Schedule, (ii) any Excess Tsunami Transaction Expenses which are not taken into account when determining the amount of the Initial Stock Consideration as provided in Section 2.1 hereof, or (iii) any breach of this Article IX (collectively, "Stratos Losses").

     (b) No member of the Stratos Group shall be entitled to recover for any Stratos Losses until the aggregate amount of all Stratos Losses under all claims shall exceed $25,000 (the "Threshold Amount"), at which time the Stratos Losses shall be recoverable in full.

     (c) The right of any member of the Stratos Group to recover Stratos Losses under this Article IX is subject to the condition that the Shareholders' Representative (as defined in Section 9.6) shall have received written notice of an Indemnification Claim (as defined in Section 9.3) for such Stratos Loss on or before the Termination Date.

     (d) The provisions of Section 9.2(b) above and 9.5 below shall not limit, in any manner, (i) any remedy at law or in equity to which any member of the Stratos Group shall be entitled against Tsunami or any director, officer or shareholder of Tsunami as a result of willful fraud or intentional misrepresentation by such parties or any of their respective representatives, or
(ii) any rights that Stratos may have under federal or state securities laws.

     9.3  Procedures for Recovery.
          -----------------------

     (a) As used in this Article IX, the term "Indemnitee" means the member or members of the Stratos Group seeking to reduce the Earn-Out Consideration.

     (b) A claim for recovery against the Earn-Out Consideration (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to the Representative and the Escrow Agent requesting indemnification and specifying in reasonable detail the basis on which indemnification is sought (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Stratos Losses and, in the case of a Third Party Claim (as defined in Section 9.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

     (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by Indemnitee and the Representative.

     9.4  Defense of Third Party Claims.
          -----------------------------

     Should any claim be made or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Article IX (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

     (a) Indemnitee shall give the Representative written notice of any such Third Party Claim promptly after receipt by Indemnitee of notice thereof, and the Representative may, subject to the prior written consent of Stratos, undertake control of the defense thereof by counsel of his own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. If, however, the Representative fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to the Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in
Section 9.3(b), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Representative or the Escrow Agent of a Third Party Claim shall not release the Principal Shareholders from their obligations hereunder, except to the extent they are prejudiced by such failure.

     (b) Indemnitee and the Representative shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

     (c) Unless the Representative has failed to fulfill its obligations under this Article IX, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Representative, which consent shall not be unreasonably withheld or delayed. If the Representative has assumed the defense of a Third Party Claim as contemplated by this Section 9.4, no settlement of such Third Party Claim may be made by the Representative (or the individual Principal Shareholder as the case may be) without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed.

     9.5 Manner of Recovery.
         ------------------

     (a) The Earn-Out Consideration payable pursuant to Section 2.4, shall provide a fund against which members of the Stratos Group may assert claims of indemnification under this Article IX. Except as specifically provided in
Section 9.2(d), the sole recourse of any member of the Stratos Group for such indemnification claims is against the Earn-Out Consideration.

     (b) Each claim for indemnification asserted pursuant to this Article IX shall be made only in accordance with the procedures set forth in this Article IX.

     9.6  Appointment of Shareholders' Representative.
          -------------------------------------------

     For purposes of this Agreement, the Tsunami shareholders hereby consent to the appointment of Catherine P. Lego as the representative and attorney-in-fact for and on behalf of the Tsunami shareholders (the "Shareholders' Representative"), and to the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by her under this Agreement, including, without limitation, the exercise of the power to: (i) agree to a reduction in the Earn-Out Consideration in satisfaction of Indemnification Claims, (ii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iii) resolve any Indemnification Claims and (iv) take all actions necessary in the judgment of the Shareholders' Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. Accordingly, the Shareholders' Representative has unlimited authority and power to act on behalf of each Tsunami shareholder with respect to this Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The Tsunami shareholders will be bound by all actions taken by the Shareholders' Representative in connection with this Agreement, and Stratos shall be entitled to rely on any action or decision of the Shareholders' Representative. The Shareholders' Representative will incur no liability with respect to any action taken or suffered by her in reliance upon any notice, direction, instruction, consent, statement or other document believed by her to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except her own willful misconduct or bad faith. In all questions arising under this Agreement, the Shareholders' Representative may rely on the advice of counsel, and the Shareholders' Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Shareholders' Representative based on such advice. Except as expressly provided herein, the Shareholders' Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to her. At any time prior to the Earn-Out Payment Date, the former holders of a majority of the shares of Tsunami Capital Stock immediately prior to the Effective Time may, by written consent, appoint a new representative as the Shareholders' Representative by sending notice and a copy of the written consent appointing such new representative signed by the former holders of a majority of the shares of Tsunami Capital Stock to Stratos. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Stratos.

                                    ARTICLE X
                               GENERAL PROVISIONS

     10.1 Notices.
          -------

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Stratos, to:  Stratos Lightwave, Inc.
                                 7444 West Wilson Avenue
                                 Chicago, Illinois 60706-4549
                                 Attention: Chief Executive Officer
                                 Fax: (708) 867-5884
                                 Tel: (708) 867-9600

             with a copy to:     Lord, Bissell & Brook
                                 115 S. LaSalle Street
                                 Chicago, Illinois 60603
                                 Attention: James W. Ashley Jr., Esq.
                                 Fax: (312) 443-0336
                                 Tel: (312) 443-0700

         (b) if to Tsunami, to:  Tsunami Optics, Inc.
                                 980 Linda Visa Avenue
                                 Mountain View, California 94043
                                 Attention: Chief Executive Officer
                                 Fax: (650) 940-6802
                                 Tel: (650) 940-6800

             with a copy to:     Silicon Valley Law Group
                                 152 N. Third Street, Suite 900
                                 San Jose, CA 95112
                                 Attention: James C. Chapman, Esq.
                                 Fax: (408) 286-1400
                                 Tel: (408) 286-6100

         (c) if to the Shareholders' Representative, to:

                                 Catherine P. Lego
                                 General Partner
                                 The Photonics Fund, L.P.

                                 3787 Woodside Road
                                 Woodside, CA 94062
                                 Fax: (650) 851-0726
                                 Tel: (650) 851-2785

     10.2 Interpretation.
          --------------

     (a)  For purposes of this Agreement

          (i) When reference is made to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated;

          (ii) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation;"

          (iii) The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available;

          (iv) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 22, 2002;

          (v) Any reference to a "Material Adverse Effect" with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, prospects, or results of operations of such entity and its Subsidiaries, taken as a whole;

          (vi) Any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of its directors, officers, and other management level employees reasonably believed to have knowledge of such matters;

          (vii) Any reference to the "prospects" of Tsunami or its business, or to Tsunami's business "as currently proposed to be conducted," means such prospects or business without taking into account the effects of the Merger or any changes to Tsunami's business that are initiated by Stratos thereafter;

          (viii) The word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; and

          (ix) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (b) This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

     10.3 Counterparts.
          ------------

     For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, and all of which shall be considered one and the same agreement.

     10.4 Severability.
          ------------

     In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.5 Entire Agreement.
          ----------------

     This Agreement (including the schedules and exhibits hereto and the other documents delivered pursuant hereto) constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

     10.6 Assignment.
          ----------

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     10.7 Third Party Beneficiaries.
          -------------------------

     Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that (i) the persons who are shareholders of Tsunami immediately prior to the Effective Time (and their successors and assigns) are express intended third party beneficiaries of Articles I and II, (ii) the persons who hold Tsunami Options immediately prior to the Effective Time are express intended third party beneficiaries of Section 6.11, and (iii) each of the foregoing persons is an express intended third party beneficiary of Article X, to the extent relevant to any of the foregoing, and as such are entitled to rely on the provisions hereof as if a party hereto.

     10.8 Waiver of Jury Trial.
          --------------------

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     10.9 Governing Law.
          -------------

     This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law principles.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Stratos, Sub and Tsunami have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

TSUNAMI OPTICS, INC.                   STRATOS LIGHTWAVE, INC.


By: /s/ James P. Campbell              By: /s/ James W. McGinley
    -------------------------              -------------------------
    James P. Campbell                      James W. McGinley
    Chairman and CTO                       President and Chief Executive Officer


                                       TUNDRA ACQUISITION CORP.


                                       By: /s/ James W. McGinley
                                           -------------------------
                                           James W. McGinley
                                           Chief Executive Officer